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                                                                      Exhibit 21

Subsidiaries of Natural Gas Services Group, Inc.

         -   NGE Leasing, Inc.
         -   Rotary Gas Systems, Inc.
         -   Great Lakes Compression, Inc.
         -   Hy-Bon Rotary Compression, LLC